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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-8 (No. 33-59783), Registration Statement on Form S-8 (No. 33-48770). Registration Statement on Form S-8 (No. 33-22902), Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 33-4046), Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-1329, Registration Statement on
Form S-8 (No. 33-32504), Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 33-6627). Registration Statement on Form S-3 (No. 33-59161) and Registration Statement on Form S-3 (No. 33-62897) of Inland Steel Industries, Inc. (or, for registrations prior to 1986, Inland Steel Company) of our report dated February 18, 1998, except as to Note 1 which is as of July 16, 1998, appearing on page F-2 of Exhibit 99.1, which is attached hereto, and is incorporated by reference herein.



                                        PricewaterhouseCoopers LLP

Chicago, Illinois
July 17, 1998